                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the registrant  [ X ]

         Filed by a party other than the registrant  [   ]

         Check the appropriate box:

         [   ]    Preliminary proxy statement

         [X]      Definitive proxy statement

         [   ]    Definitive additional materials

         [   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              BABY SUPERSTORE, INC.
                (Name of Registrant as Specified in Its Charter)



Payment of filing fee (Check the appropriate box):

         [X]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(j)(2).

                              BABY SUPERSTORE, INC.

                             1201 Woods Chapel Road
                          Duncan, South Carolina 29334



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held June 4, 1996



         The Annual Meeting of Shareholders of Baby Superstore, Inc. will be held in the Carolina Ballroom of the Marriott Hotel, One Parkway East, Greenville, South Carolina on Tuesday, June 4, 1996, at 1:00 p.m., for the following purposes:

         (1)      To elect seven members to the Board of Directors;

         (2) To ratify the appointment of the Company's independent auditors; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders whose names appeared of record on the books of the Company at the close of business on April 26, 1996 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

         You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you remain entitled to revoke your proxy at any time before it is exercised.




                                             Jack P. Tate
                                             CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER


April 26, 1996

                              BABY SUPERSTORE, INC.
                             1201 WOODS CHAPEL ROAD
                          DUNCAN, SOUTH CAROLINA 29334


                                 PROXY STATEMENT


GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baby Superstore, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held in the Carolina Ballroom of the Marriott Hotel, One Parkway East, Greenville, South Carolina, on Tuesday, June 4, 1996, at 1:00 p.m., and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 26, 1996.

         Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by either giving written notice to the Secretary of the Company of such revocation, or by executing and delivering to the Secretary of the Company a proxy bearing a later date. The voting of such proxy will be suspended if the shareholder executing the proxy attends the Annual Meeting and elects to vote in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

         The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.

VOTING SECURITIES OUTSTANDING

         The Board of Directors has fixed the close of business on April 26, 1996 as the record date and time for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. As of such date, there were 19,232,833 issued and outstanding shares of the Company's no par value common stock (the "Common Stock"). All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Consequently, each eligible share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

         The Bylaws of the Company provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting and at any adjournments thereof. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or telegram. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

         The Company's Chief Executive Officer, Jack P. Tate, and the Company's President, Linda M. Robertson, together own over 50% of the Common Stock eligible to be voted at the Annual Meeting. Consequently, these two shareholders, acting together, are in a position to control the outcome of each matter currently scheduled to be brought to a vote at the Annual Meeting. Each of these shareholders has indicated to the Company that such shareholder intends to vote all of the shares of Common Stock owned by such shareholder in favor of the election of each of the seven nominees for election as a director and in favor of the ratification of the appointment of the

Company's independent auditors. In such event, each of the seven nominees listed in this Proxy Statement will be elected to the Board of Directors and the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 29, 1997 will be ratified, regardless of the votes that may be cast by the holders of the balance of the outstanding shares of Common Stock.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Pursuant to the authority granted to it by the Company's Bylaws, the Board of Directors has set the size of the Board of Directors at seven members. The Board of Directors has recommended each of the seven current members of the Board of Directors as the seven nominees for election as directors at the Annual Meeting, to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and shall have qualified. The following are the Company's seven nominees for election as directors at the Annual Meeting: Jack P. Tate, Linda M. Robertson, Jodi L. Taylor, Robert E. Howard, Kenneth G. Langone, Roger G. Owens and Thomas L. Teague.

         In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) will be elected to the Board of Directors. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast in the election of directors. The proxies solicited for the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named. Cumulative voting in the election of directors is not permitted by the Company's Articles of Incorporation. If any nominee becomes unavailable for election for any reason, the persons named in the form of proxy shall vote for a substitute nominee or vote to reduce the number of directors to be elected, as directed by the Board of Directors. The Board of Directors has no reason to believe that any of the seven nominees listed above will not be available for election as a director.

         THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES SET FORTH ABOVE.


EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below are the age and certain other biographical information with respect to each of the executive officers and directors of the Company.

         JACK P. TATE, 52, has served as Chairman of the Board of Directors of the Company since 1988 and as the Company's Chief Executive Officer and a director since he founded the Company in 1970. From 1970 to June 1994, he served as the Company's Treasurer, and from 1970 to October 1993, he served as the Company's President. Mr. Tate received his undergraduate degree from the University of North Carolina in 1966 and his law degree from Harvard Law School in 1969.

         LINDA M. ROBERTSON, 46, has served as President of the Company since October 1993 and as Chief Operating Officer and a director of the Company since it was founded in 1970. From 1970 to October 1993, she served as the Company's Vice President, and from 1970 to June 1994, she served as the Company's Secretary.

         JODI L. TAYLOR, 33, has served as the Chief Financial Officer of the Company since March 1994, as Treasurer and Secretary of the Company since June 1994, and as a director of the Company since June 1993. Ms. Taylor joined the Company in November 1986 as Accounting Manager and served as the Company's Controller from December 1987 through March 1994. Prior to joining the Company, she worked for two and one-half years with the Columbia and Greenville, South Carolina offices of Deloitte & Touche. Ms. Taylor has been a Certified Public Accountant since 1984.

         ROBERT E. HOWARD, 49, has served as a director of the Company since June 1991 and has served as Senior Vice President and Manager of the Personal Trust Offices for NationsBank, National Association (Carolinas) (or its predecessor companies) since December 1991. Mr. Howard has held various executive positions with NationsBank (or its predecessor companies) since June 1968, including State Executive for South Carolina Private Banking and Personal Trust from February 1990 to November 1991. The Company maintains a commercial banking relationship with NationsBank, National Association (Carolinas).

         KENNETH G. LANGONE, 60, has served as a director of the Company since July 1994. In 1974, Mr. Langone founded Invemed Associates, Inc., a New York Stock Exchange member firm engaged in investment banking and brokerage, and he has served as its Chairman of the Board, Chief Executive Officer and President since that time, and is principal shareholder of its corporate parent. Mr. Langone serves on the Board of Directors of GMIS, Inc., Paltex Corporation, St. Jude Medical, Inc., The Home Depot, Inc., Unifi, Inc. and United States Satellite Broadcasting Company, Inc.

         ROGER G. OWENS, 56, has served as a director of the Company since April 1995. In September 1993, Mr. Owens founded Save Our Sons, Inc., a nonprofit corporation dedicated to reducing the incarceration rate for young African American males, and he has served as its President since that time. Mr. Owens was employed with the Liberty Life Insurance Company from February 1975 until August 1993, and served as its General Auditor from March 1986 until August 1993.

         THOMAS L. TEAGUE, 54, has served as a director of the Company since November 1994. Mr. Teague has served since 1967 as President and Chief Operating Officer of Salem Leasing Corporation, a full service truck leasing operation based in Winston-Salem, North Carolina. Mr. Teague is a shareholder of the parent of Invemed Associates, Inc.


BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of four meetings during the Company's fiscal year ended January 31, 1996. No director attended fewer than 75% of the total of such meetings and the meetings of the committees upon which he or she served. Pursuant to the Bylaws of the Company, the Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee is currently composed of Messrs. Howard and Owens. During a portion of fiscal 1995, Mr. Langone held the position on the Audit Committee currently held by Mr. Owens. This committee makes recommendations regarding the Company's independent accountants, considers the adequacy of internal accounting controls, reviews the results and scope of the audit and other services provided by the Company's independent accountants, and undertakes other activities related to the fiscal affairs of the Company. No directors of the Company who are also executive officers may serve on the Audit Committee. This committee met two times in connection with the audit of the Company's financial statements for the fiscal year ended January 31, 1996.

         The Compensation Committee is currently composed of Messrs. Langone and Teague. This committee considers and oversees the development of programs to attract and compensate employees, makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company, and administers the Company's Incentive Plan for employees. During fiscal 1995, no directors of the Company who were also executive officers of the Company have served on the Compensation Committee or have participated in deliberations of such committee concerning executive officer compensation. This committee met one time during the fiscal year ended January 31, 1996.

         The Nominating Committee is currently composed of Messrs. Tate and Howard and Ms. Robertson. This committee is charged with making recommendations to the full Board of Directors for the selection of director nominees. There is no formal procedure for the submission of shareholder recommendations. This committee met one time during the fiscal year ended January 31, 1996.

SECURITY OWNERSHIP

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of April 26, 1996. Information is presented for (i) shareholders owning more than five percent of the outstanding Common Stock, (ii) each director and executive officer of the Company, individually, and (iii) all directors and executive officers of the Company, as a group.




                                                                                               SHARES BENEFICIALLY
                                                                                                    OWNED (1)
                                                                                   --------------------------------------------

NAME                                                                                      NUMBER                   PERCENT
- ---------------                                                                    --------------------        ----------------
Jack P. Tate (2)..................................................................          9,000,000                 46.3%
Linda M. Robertson (3)............................................................            900,000                  4.7
Kenneth G. Langone (4)............................................................            105,000                   *
Thomas L. Teague (5)..............................................................             80,010                   *
Robert E. Howard (6)..............................................................             79,385                   *
Jodi L. Taylor ...................................................................             67,229                   *
Roger G. Owens (6)................................................................              5,048                   *
All directors and executive officers as a group
  (7 persons).....................................................................         10,236,672                 52.1

- ----------------

  *      Amount represents less than 1.0%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options or stock warrants currently exercisable or convertible, or exercisable or convertible within sixty days, are deemed outstanding for computing the percentage ownership of the person holding such stock options or stock warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed in the table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

(2) Shares reflected as beneficially owned include 202,500 shares issuable pursuant to currently exercisable stock options. See "Management Compensation - Option Exercises and Fiscal Year-End Option Values." The address of Mr. Tate is 1201 Woods Chapel Road, Duncan, South Carolina 29334.

(3) Shares reflected as beneficially owned include 67,500 shares issuable pursuant to currently exercisable stock options. See "Management Compensation - Option Exercises and Fiscal Year-End Option Values."

(4) Shares reflected as beneficially owned include 65,250 shares issuable pursuant to a currently exercisable stock warrants and 5,000 shares issuable pursuant to currently exercisable stock options.

(5) Shares reflected as beneficially owned include 65,250 shares issuable pursuant to currently exercisable stock warrants, 5,000 shares issuable pursuant to currently exercisable stock options and 10 shares held by a family member.

(6) Shares reflected as beneficially owned include 5,000 shares issuable pursuant to currently exercisable stock options.

                             MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned for services provided during the fiscal year ended January 31, 1996 (fiscal 1995) and during each of the preceding two fiscal years, by the Company's Chief Executive Officer and by each of the other executive officers of the Company whose total earned salary and bonus compensation from the Company exceeded $100,000 during fiscal 1995 (collectively, the "Named Executive Officers").



                                                 SUMMARY COMPENSATION TABLE


                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                      ANNUAL COMPENSATION                          AWARDS
                                                                                             ------------------
                                      ---------------------------------------------------
                                                                                                 SECURITIES
NAME AND PRINCIPAL        FISCAL                                          OTHER ANNUAL           UNDERLYING            ALL OTHER
POSITION                   YEAR         SALARY (1)         BONUS          COMPENSATION          OPTIONS (2)          COMPENSATION
- ---------------------   -----------   --------------   -------------   ------------------    ------------------   ------------------
JACK P. TATE               1995        $    250,000     $     -0-       $  -0-                      -0-            $   -0-
  CHAIRMAN OF THE          1994             254,000           -0-         4,530                     -0-               6,860
  BOARD AND CHIEF          1993             254,000         192,500        -0-                      -0-              76,860
  EXECUTIVE OFFICER

LINDA M. ROBERTSON         1995             196,500           -0-             -0-                   -0-                   -0-
   PRESIDENT AND CHIEF     1994             154,000          46,500          4,530                  -0-                   -0-
   OPERATING OFFICER       1993             114,000          86,500           -0-                    -0-                  -0-

JODI L. TAYLOR             1995             141,250           -0-             -0-                  10,000                 -0-
   CHIEF FINANCIAL         1994              88,615          10,000           -0-                  71,250                 -0-
   OFFICER, TREASURER      1993              61,231          15,000           -0-                   -0-                   -0-
   AND SECRETARY

- -----------------
(1) Amounts include $4,000 of directors' fees for each of the Named Executive Officers in fiscal 1994 and for each of Mr. Tate and Ms. Robertson in fiscal 1993. Amount for Ms. Taylor in fiscal 1993 includes directors' fees of $2,000. Beginning in fiscal 1995, directors' fees were no longer paid to Company employees.

(2) Securities represent shares of Common Stock underlying options granted during the indicated fiscal year. Included in the amount reflected for Ms. Taylor in fiscal 1994 are options for the purchase of 33,750 shares of Common Stock that were exercised in fiscal 1994.



OPTION GRANTS

         The following table sets forth information with respect to options to purchase Common Stock granted during the fiscal year ended January 31, 1996 to the Company's Chief Financial Officer. No options were granted during such year to any of the other Named Executive Officers.




                                     OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                   ----------------------------------------------------------------------------

                                                                                                  Potential Realizable Value
                                                                                                    at Assumed Annual Rates
                          Number of        Percent of Total                                       of Stock Price Appreciation
                         Securities         Options Granted                                            For Option Term
                         Underlying         To Employees In       Exercise        Expiration
NAME                   Options Granted     Last Fiscal Year         Price            Date            5 %                  10 %
- ----                   ---------------     ----------------        -------          ------        ----------          --------
Jodi L. Taylor             10,000                5.7%              $41.50          10/26/05          $261,000         $661,400


OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the Named Executive Officers relating to stock option exercises for the purchase of Common Stock during the fiscal year ended January 31, 1996, and the number and value of unexercised options held at year end.



                                   OPTION EXERCISES AND FISCAL 1995 YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED IN-THE-
                                                             UNEXERCISED OPTIONS AT             MONEY OPTIONS AT
                                                                FISCAL YEAR-END               FISCAL YEAR-END (2)
                                                           --------------------------  ----------------------------------

                          SHARES ACQUIRED       VALUE
NAME                        ON EXERCISE      REALIZED (1)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
- ------                    ----------------   -----------   ----------   -------------  --------------   -----------------
Jack P. Tate..............      -0-        $     -0-          202,500        -0-       $    9,666,050        $    -0-
Linda M. Robertson........      -0-              -0-           67,500        -0-            3,216,150             -0-
Jodi L. Taylor............     6,750           311,530            -0-      47,500                 -0-          1,438,750

- -----------

(1) Amount represents the difference between the aggregate price paid for the Common Stock upon exercise of the option and the aggregate market value of such shares based on the last sale price per share of the Common Stock as reported on the Nasdaq National Market on the day of exercise.
(2) Calculated on the basis of a per share price of $48.50, the last sale price per share of the Common Stock as reported on the Nasdaq National Market on January 31, 1996.

DIRECTOR COMPENSATION

         Currently, non-employee directors of the Company are paid a fee of $1,000 for attendance at each meeting of the Board of Directors. On April 20, 1995, the Company discontinued its practice of reimbursing all directors for their travel and other out-of-pocket expenses incurred in connection with the performance of their services as directors. Non-employee directors of the Company are eligible to receive annual grants of stock options under the Company's 1995 Stock Option Plan for Outside Directors (the "Outside Director Plan"). The Outside Director Plan is intended to be a "formula plan" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Pursuant under the Outside Director Plan, each non-employee director of the Company who has been elected by the Company's shareholders is eligible to be granted, on an annual basis, five-year options to purchase 5,000 shares of Common Stock. All options granted under the Outside Director Plan are non-qualified options and, as such, are not entitled to the deferral of taxable income under Section 422 of the Internal Revenue Code of 1986 in connection with the exercise of such options. The exercise price of all options is the fair market value of the Common Stock on the date of the grant. An option may be exercised in whole or in part at any time during its term, but no option may be exercised after the expiration of five years from the date the option is granted or prior to the date six months from the date it is granted. Options may be exercised only during the period in which the option holder remains a director of the Company and for one year thereafter, unless the director's membership on the Board of Directors is terminated for cause, in which case all options granted to such director will expire upon such termination. Options are not transferrable by option holders and must be paid in full upon exercise. The Outside Director Plan is administered by a Stock Option Committee of the Board of Directors that currently consists of Mr. Tate and Ms. Robertson. The Company has reserved 120,000 shares of Common Stock for issuance under the Outside Director Plan. On June 27, 1995 automatic grants of options for the purchase of 5,000 shares of Common Stock pursuant to the Outside Director Plan were made to each of Messrs. Howard, Langone, Owens and Teague at an exercise price of $45.625 per share. All of such options are currently exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1995, the Compensation Committee of the Board of Directors was composed of Messrs. Langone and Teague, neither of whom has served at any time as an officer of the Company. Mr. Langone is Chairman, Chief Executive Officer and President of Invemed Associates, Inc. and principal shareholder of its corporate parent. Invemed Associates, Inc. served as an underwriter in connection with the Company's public offering of convertible notes in September 1995 and its public offering of Common Stock in March 1995. See "Certain Transactions - Investment Banking Relationship."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1995 is furnished by the directors who then comprised the Compensation Committee.

GENERAL POLICIES

         The Company's compensation program is intended to enable the Company to attract, motivate, reward and retain the management talent to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company's executive compensation program is composed of a base salary and bonus.

BASE SALARY

         Base salaries for executive officers are determined by a subjective assessment of the executive officer's performance, in light of the officer's responsibilities and position with the Company and the Company's performance during the preceding fiscal year. In evaluating overall Company performance, the primary focus is upon financial performance for the year as measured by net income, total sales and comparable superstore sales. Base salaries are reviewed annually and from time to time by the Compensation Committee and adjusted appropriately.

INCENTIVE COMPENSATION

         Incentive compensation for certain executive officers is determined based upon the Company meeting or exceeding set financial criteria, including sales and profitability. Incentive compensation is reviewed annually and from time to time by the Compensation Committee and adjusted accordingly.

STOCK OPTIONS

         In certain cases where Company ownership is not already deemed to be significant by the Compensation Committee, executive compensation includes the grant of stock options in order to more closely align the interests of the executive with the long-term interests of the shareholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Jack P. Tate is the original founder of the Baby Superstore concept and has devoted his career to this concept since opening the first store in March 1971. The Compensation Committee believes that Mr. Tate's entrepreneurial drive, dedication, commitment and knowledge have been of vital importance to the successful and ongoing growth of the Company. Mr. Tate's 1995 compensation consists only of base salary due to his relatively large percentage ownership of Common Stock. In determining Mr. Tate's base salary, the Compensation Committee evaluated Mr. Tate's personal performance, the performance of the Company, and Mr. Tate's long-term commitment to the success of the Company.

         The foregoing report has been furnished by the fiscal 1995 members of the Compensation Committee:

                  Mr. Kenneth G. Langone
                  Mr. Thomas L. Teague

CERTAIN TRANSACTIONS

INVESTMENT BANKING RELATIONSHIP

         Invemed Associates, Inc. was one of the underwriters in connection with the Company's public offering of convertible notes in September 1995 and its public offering of Common Stock in March 1995, and retained discounts and commissions of $1,568,000 and $1,956,000 respectively, in connection with those offerings. Kenneth

G. Langone, a director of the Company, is Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc. and principal shareholder of its corporate parent.

RELATIONSHIPS WITH A PRINCIPAL SHAREHOLDER

         During a portion of 1995, Ronald D. Pace was the holder of more than five percent of the Company's outstanding Common Stock. Mr. Pace serves as a sales representative for several of the suppliers from whom the Company purchases inventory. In fiscal 1995, on the basis of information provided by Mr. Pace, the Company estimates that purchases from suppliers for whom Mr. Pace acted as representative aggregated approximately $12.2 million. The Company makes no payments to Mr. Pace in connection with his service as a sales representative. The Company believes that its purchasing terms with suppliers represented by Mr. Pace are no less favorable to the Company than its purchasing terms with its other suppliers.

PERFORMANCE GRAPH

         The graph below compares cumulative total shareholder return of the Common Stock for the period from September 30, 1994 (the month-end following the commencement on September 27, 1994 of the Company's initial public offering of Common Stock) to January 31, 1996 (the Company's 1995 fiscal year-end) with The Nasdaq Stock Market (US) Index and the S&P Specialty Retail Group for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on September 30, 1994.

(The performance graph appears here. The plot points are listed in the table below.)



                                      9/30/94           1/25/95         1/31/96
 Baby Superstore, Inc.                $ 100             $147.33         $222.03
 Nasdaq Stock Market                  $ 100              $94.58         $132.43
 S&P Specialty Retail Group           $ 100              $97.27          $90.61

                                  PROPOSAL TWO

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Deloitte & Touche LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending January 29, 1997. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         A representative of Deloitte & Touche LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.


                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should be duly presented for a vote, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.


                        PROPOSALS FOR 1997 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company by December 28, 1996 for possible inclusion in the proxy material relating to such meeting.


                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended January 31, 1996, which has been filed with the Securities and Exchange Commission, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written request to Ms. Jodi L. Taylor, Chief Financial Officer, Baby Superstore, Inc., 1201 Woods Chapel Road, Duncan, South Carolina 29334.



                                            By order of the Board of Directors,


                                                       Jack P. Tate
                                                   CHAIRMAN OF THE BOARD


April 26, 1996

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                                    APPENDIX

P R O X Y
                             BABY SUPERSTORE, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 4, 1996,
                IN THE CAROLINA BALLROOM OF THE MARRIOTT HOTEL,
                 ONE PARKWAY EAST, GREENVILLE, SOUTH CAROLINA,
                            AT 1:00 P.M. LOCAL TIME.
    The undersigned hereby appoints Judy Beltz and Linda McAvoy, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Baby Superstore, Inc., a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 1996 Annual Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:
1.  ELECTION OF DIRECTORS
    Nominees: Jack P. Tate, Linda M. Robertson, Jodi L. Taylor, Robert E. Howard, Kenneth G. Langone, Roger G. Owens, Thomas L. Teague
    [ ] FOR all nominees listed above (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote as to any individual nominee. Write the name(s) of the nominee(s) in the following space:

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 29, 1997.


     [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.
                                            DATE:
                                            NUMBER OF SHARES:

                                                         SIGNATURE

                                                 SIGNATURE, IF HELD JOINTLY
                                            (PLEASE SIGN EXACTLY AS SHOWN ON
                                            ENVELOPE ADDRESSED TO YOU. IF
                                            SECURITIES ARE JOINTLY OWNED, EACH
                                            SHOULD SIGN.)

    THIS PROXY WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTERS (1) AND (2) ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.